UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2023

KINGSWAY FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15204	85-1792291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago, IL 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2138

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2023, certain subsidiaries (such subsidiaries, collectively the “Loan Parties”) of Kingsway Financial Services, Inc. (the “Company”) entered into the Second Amendment to Loan and Security Agreement (the “Amendment”) with CIBC Bank USA as lender (“Lender”).

The Amendment provides for an additional delayed draw term loan in the principal amount of up to Ten Million Dollars ($10,000,000) (the “DDTL”), with a maturity date of December 1, 2025. All or any portion, subject to a Two Million Dollar ($2,000,000) minimum amount, of the DDTL may be requested by the Loan Parties at any time through February 27, 2024. The principal amount of any drawn DDTL shall be repaid in quarterly installments in an amount equal to 3.75% of the original amount of the drawn DDTL. In connection with the DDTL, the Loan Parties are obligated to pay certain fees, including a commitment fee equal to Twenty Five Thousand Dollars ($25,000) and draw fees equal to seventy five (75) basis points of the amount of any drawn DDTL.

The Amendment also modifies the Senior Cash Flow Leverage Ratio (as such term is defined in the Amendment) to increase the maximum permissible Senior Cash Flow Leverage Ratio of the Loan Parties for certain periods.

The description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the text of the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On March 1, 2023, the Company plans to notify holders of its outstanding Class A Preferred Stock, Series 1, par value $0.01 per share (“Class A Preferred Stock”) of its intention to redeem all the outstanding Class A Preferred Stock on March 15, 2023 (the “Anticipated Redemption Date”).

As previously disclosed, the Class A Preferred Stock is convertible into shares of the Company’s common stock, no par value, at the discretion of the holders.

The Company anticipates redeeming all Class A Preferred Stock that remain outstanding on, and is not converted by, the Anticipated Redemption Date for the price of $25.00 per Preferred Share, plus accrued and unpaid dividends thereon, whether or not declared, up to and including the Anticipated Redemption Date.

In the event 100% of the Class A Preferred Stock is redeemed by the Company on the Anticipated Redemption Date, the Company estimates that the aggregate amount required to redeem such shares of Class A Preferred Stock will be approximately $6.1 million, which such amount will be paid using cash on hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: March 1, 2023	By:	/s/ Kent A. Hansen
Kent A. Hansen
Chief Financial Officer

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